EXHIBIT 2


                                                                  EXECUTION COPY





                              AMENDED AND RESTATED

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  by and among

                             STAR BANC CORPORATION,

                              FIRSTAR CORPORATION,

                            FIRSTAR (WI) CORPORATION

                                       and

                           FIRSTAR MERGER CORPORATION

    Dated as of June 30, 1998, as amended and restated on September 17, 1998




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                                TABLE OF CONTENTS
                                                                            Page

                                    ARTICLE I

                              THE FIRST STEP MERGER

1.1.    The First Step Merger..................................................2
1.2.    First Effective Time...................................................2
1.3.    Effects of the First Step Merger.......................................2
1.4.    Conversion of Securities...............................................2
1.5.    Firstar(WI)Common Stock................................................3
1.6.    Options................................................................3
1.7.    Articles of Incorporation..............................................4
1.8.    By-Laws................................................................4

                                   ARTICLE II

                             THE SECOND STEP MERGER

2.1.    The Second Step Merger.................................................4
2.2.    Effective Time.........................................................4
2.3.    Effects of the Second Step Merger......................................4
2.4.    Conversion of Star Common Stock........................................4
2.5.    Dissenting Shares......................................................5
2.6.    Options................................................................6
2.7.    Firstar (WI) Common Stock..............................................6
2.8.    Articles of Incorporation..............................................6
2.9.    By-Laws................................................................6
2.10.   Management.............................................................6
2.11.   Board of Directors.....................................................6
2.12.   Headquarters of Firstar(WI)............................................7
2.13.   Tax and Accounting Consequences........................................7

                                   ARTICLE III

                               EXCHANGE OF SHARES

3.1.    Exchange Procedures....................................................7
3.2.    No Fractional Shares...................................................9
3.3.    Anti-Dilution Adjustments..............................................9


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                                   ARTICLE IV

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1.    Disclosure Schedules..................................................10
4.2.    Standard..............................................................10
4.3.    Representations and Warranties........................................10

                                    ARTICLE V

                CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

5.1.    Conduct of Businesses Prior to the Effective Time.....................21
5.2.    Forbearances..........................................................21

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

6.1.    Access and Information................................................23
6.2.    Registration Statement; Regulatory Matters............................24
6.3.    Stockholder Approval..................................................25
6.4.    Current Information...................................................25
6.5.    Agreements of Affiliates..............................................25
6.6.    Expenses..............................................................26
6.7.    Securities Act and Exchange Act Filings...............................26
6.8.    Miscellaneous Agreements and Consents.................................26
6.9.    Employee Benefit Plans................................................27
6.10.   D&O Indemnification...................................................28
6.11.   Press Releases........................................................29
6.12.   Pooling of Interests..................................................29
6.13.   Insurance.............................................................30
6.14.   Conforming Entries....................................................30
6.15.   Additional Actions....................................................30
6.16.   Dividends.............................................................30
6.17.   Issuance of Shares....................................................31
6.18.   Changes in Structure..................................................31
6.19.   Amending Governance Documents.........................................31
6.20.   Board of Directors; Management........................................31

                                   ARTICLE VII

                                   CONDITIONS

7.1.   Conditions to Each Party's Obligation to Effect the Merger.............32
7.2.   Conditions to Obligations of Firstar to Effect the Merger..............33


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7.3.   Conditions to Obligations of Star To Effect the Merger.................34

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

8.1.   Termination............................................................34
8.2.   Effect of Termination..................................................35
8.3.   Amendment..............................................................35
8.4.   Severability...........................................................35
8.5.   Waiver.................................................................36

                                   ARTICLE IX

                               GENERAL PROVISIONS

9.1.   Closing................................................................36
9.2.   Non-Survival of Representations, Warranties and Agreements.............36
9.3.   Notices................................................................36
9.4.   Interpretation.........................................................37
9.5.   Miscellaneous..........................................................37

EXHIBITS

Exhibit A      Form of Stock Option Agreement with respect to option issued by Firstar Corporation
Exhibit B      Form of Stock Option Agreement with respect to option issued by
               Star Banc Corporation
Exhibit C      Form of  Firstar (WI) Restated Articles of Incorporation
Exhibit D      Form of  Firstar (WI) Restated By-laws
Exhibit E      Form of Firstar Affiliate Letter
Exhibit F      Form of Star Affiliate Letter
Exhibit 6.18   Form of Revised Articles I and II



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                             INDEX OF DEFINED TERMS


Affiliate.........................25    HSR Act...........................13
Agreement..........................1    Indemnified Parties...............27
Audited Financial Statements......13    Insurance Amount..................28
Banks.............................10    Lien..............................10
Benefit Plans.....................16    Material Adverse Effect...........10
Board.............................10    Meeting...........................24
Certificate of Merger..............4    Merger.............................1
Certificates.......................7    Merger Sub.........................1
Claim.............................28    Merger Sub Common Stock............2
Closing...........................35    New Benefit Plans.................26
Closing Date......................35    NYSE...............................9
Code...............................3    OGCL...............................4
Disclosure Schedule................9    Option Agreements..................1
Dissenting Shares..................5    Property..........................14
DPC Shares.........................5    Proxy Statement...................15
Equity Securities.................10    Registration Statement............15
ERISA.............................16    Regulatory Authorities............13
ERISA Affiliate...................16    Regulatory Authority..............13
Exchange Act......................13    Returns...........................16
Exchange Agent.....................7    SEC...............................13
Exchange Fund......................7    Second Merger Exchange Ratio.......5
Exchange Ratio.....................2    Second Step Merger.................1
FDIC..............................11    Star...............................1
Financial Statements..............13    Star Common Certificate............5
First Effective Time...............2    Star Common Stock..................4
First Step Merger..................1    Star Meeting......................16
Firstar............................1    Star Preferred Stock..............11
Firstar Common Certificate.........2    Star Reports......................14
Firstar Common Stock...............2    Star Rights Agreement.............11
Firstar (WI).......................1    Star Stock Option Agreement........1
Firstar (WI) Common Stock..........4    Star Stock Options................11
Firstar Meeting...................16    Star Stock Plans...................6
Firstar Preferred Stock...........11    Subsidiaries......................10
Firstar Reports...................14    Subsidiary........................10
Firstar Rights Agreement..........11    Toxic Substance...................14
Firstar Stock Option Agreement.....1    Surviving Corporation..............1
Firstar Stock Options.............11    Trust Account Shares...............5
Firstar Stock Plans................3    Unaudited Financial Statements....13
GAAP...............................7    WBCL...............................2
Holding Company Act...............10




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


                              AMENDED AND RESTATED

                      AGREEMENT AND PLAN OF REORGANIZATION

          This AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION, constituting a plan of merger for purposes of the Wisconsin Business Corporation Law, is made and entered into on June 30, 1998, as amended and restated on September 17, 1998 (this "Agreement"), by and among Star Banc Corporation, an Ohio corporation ("Star"), Firstar Corporation, a Wisconsin corporation ("Firstar"), Firstar (WI) Corporation ("Firstar (WI)"), a Wisconsin corporation and a wholly-owned subsidiary of Firstar, and Firstar Merger Corporation, a Wisconsin corporation and a wholly-owned subsidiary of Firstar (WI) ("Merger Sub").

                              W I T N E S S E T H:

          WHEREAS, the Boards of Directors of Star, Firstar, Firstar (WI) and Merger Sub have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination transaction provided for herein in which (a) Merger Sub will, subject to the terms and conditions set forth herein, merge with and into Firstar (the "First Step Merger") so that (i) Firstar is the surviving corporation in the First Step Merger and (ii) Firstar (WI) becomes the ultimate parent holding company for Firstar after the First Step Merger, and (b) immediately thereafter Star will, subject to the terms and conditions set forth herein, merge with and into Firstar (the "Second Step Merger" and, together with the First Step Merger, the "Merger"), so that (i) Firstar is the surviving corporation (hereinafter sometimes referred to in such capacity as the "Surviving Corporation") in the Second Step Merger and (ii) Firstar (WI) continues to be the ultimate parent holding company for Firstar after the Second Step Merger; and

          WHEREAS, it is the intent of the respective Boards of Directors of Star and Firstar that the Merger be structured as a "merger of equals" of Star and Firstar in accordance with the terms and conditions of this Agreement; and

          WHEREAS, as a condition to, and simultaneously with the execution of, this Agreement, Star and Firstar will enter into a Firstar stock option agreement (the "Firstar Stock Option Agreement") in the form attached hereto as Exhibit A; and

          WHEREAS, as a condition to, and simultaneously with the execution of, this Agreement, Star and Firstar will enter into a Star stock option agreement (the "Star Stock Option Agreement" and, together with the Firstar Stock Option Agreement, the "Option Agreements") in the form attached hereto as Exhibit B; and

          WHEREAS, the parties desire to provide for certain conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.




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          NOW THEREFORE, in consideration of the mutual covenants,
representations, warranties and agreements herein contained, and intending to be legally bound thereby, the parties agree as follows:

                                    ARTICLE I

                              THE FIRST STEP MERGER

          Section 1.1. THE FIRST STEP MERGER. Subject to the terms and conditions of this Agreement, Merger Sub shall be merged with and into Firstar in accordance with the Wisconsin Business Corporation Law (the "WBCL") and the separate corporate existence of Merger Sub shall cease. Firstar shall be the surviving corporation of the First Step Merger and shall continue its corporate existence under the name "Firstar Holdings Corporation." Firstar (WI) shall become the ultimate parent holding company for Firstar after the First Step Merger and shall continue to be governed by the laws of the State of Wisconsin.

          Section 1.2. FIRST EFFECTIVE TIME. The First Step Merger shall become effective on the date and at the time (the "First Effective Time") specified in the appropriate documents in respect of the First Step Merger which are filed with the Department of Financial Institutions of the State of Wisconsin in such form as required by, and in accordance with, the relevant provisions of the WBCL. The First Effective Time shall occur on the same date and immediately prior to the Effective Time as specified in Section 2.2.

          Section 1.3. EFFECTS OF THE FIRST STEP MERGER. At and after the First Effective Time, the First Step Merger shall have the effects set forth in
Section 180.1106 of the WBCL.

          Section 1.4. CONVERSION OF SECURITIES. (a) At the First Effective Time, by virtue of the First Step Merger and without any action on the part of Star, Firstar, Firstar (WI), Merger Sub or the holders of any capital stock of Firstar, Star, Firstar (WI) or Merger Sub, (i) each share of the common stock, par value $1.25, of Firstar ("Firstar Common Stock") issued and outstanding immediately prior to the First Effective Time shall cease to be outstanding and (other than any shares of Firstar Common Stock held by Firstar or any of its wholly owned Subsidiaries (as defined herein), except for Trust Account Shares (as defined herein) and DPC Shares (as defined herein)), shall be converted into the right to receive 0.76 (the "Exchange Ratio") shares of Firstar (WI) Common Stock (as defined herein) and (ii) each share of the common stock, par value $0.01, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the First Effective Time shall cease to be outstanding and shall be converted into the right to receive one share of Firstar Common Stock.

          (b) All of the shares of Firstar Common Stock converted into the right to receive Firstar (WI) Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the First Effective Time, and each certificate (each a "Firstar Common Certificate") previously representing any such shares of Firstar Common Stock shall thereafter represent only the right to receive (i) a certificate representing the number of whole shares of Firstar (WI) Common Stock and (ii) cash in lieu of any frac-



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tional shares otherwise issuable pursuant to Section 1.4(a), in accordance with
Section 3.2. Firstar Common Certificates previously representing shares of Firstar Common Stock shall be exchanged for certificates representing whole shares of Firstar (WI) Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Firstar Common Certificates in accordance with Section 3.1 without any interest thereon.

          (c) All of the shares of Merger Sub Common Stock converted into the right to receive Firstar Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the First Effective Time, and each certificate previously representing any such shares of Merger Sub Common Stock shall thereafter represent only the right to receive a certificate representing the number of whole shares of Firstar Common Stock.

          (d) At the First Effective Time, all shares of Firstar Common Stock that are owned by Firstar as treasury stock and all shares of Firstar Common Stock that are owned, directly or indirectly, by Firstar or any of its wholly owned Subsidiaries (other than Trust Account Shares and DPC Shares) shall be cancelled and shall cease to exist and no stock of Firstar (WI) or other consideration shall be delivered in exchange therefor.

          Section 1.5. FIRSTAR (WI) COMMON STOCK. At and after the First Effective Time, each share of Firstar (WI) Common Stock issued and outstanding immediately prior to the First Effective Time shall be cancelled and retired and shall resume the status of authorized and unissued shares of Firstar (WI) Common Stock, and no shares of Firstar (WI) Common Stock or other securities of Firstar
(WI) shall be issued in respect thereof.

          Section 1.6. OPTIONS. Firstar shall take action to amend the Firstar Stock Plans (as defined herein) so that, at the Effective Time, each option granted by Firstar to purchase shares of Firstar Common Stock which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Firstar Common Stock and shall be converted automatically into an option to purchase shares of Firstar (WI) Common Stock in an amount and at an exercise price determined as follows (and otherwise subject to the terms of the appropriate Firstar Benefit Plan (as defined herein) pursuant to which such options have been granted (such plans collectively the "Firstar Stock Plans") and the agreements evidencing grants thereunder): (i) the number of shares of Firstar (WI) Common Stock to be subject to the new option shall be equal to the product of the number of shares of Firstar Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of Firstar (WI) Common Stock resulting from such multiplication shall be rounded down to the nearest whole share and (ii) the exercise price per share of Firstar (WI) Common Stock under the new option shall be equal to the exercise price per share of Firstar Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded down to the nearest whole cent. The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to Firstar shall be deemed to be references to Firstar (WI).



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          Section 1.7. ARTICLES OF INCORPORATION. At the First Effective Time,
the Articles of Incorporation of Firstar as in effect immediately prior to the First Effective Time shall continue to be the Articles of Incorporation of Firstar except that the name of the corporation shall be changed to "Firstar Holdings Corporation," until thereafter amended in accordance with applicable law.

          Section 1.8. BY-LAWS. At the First Effective Time, the By-Laws of Firstar as in effect immediately prior to the First Effective Time shall continue to be the By-Laws of Firstar, until thereafter amended in accordance with applicable law.

                                   ARTICLE II

                             THE SECOND STEP MERGER

          Section 2.1. THE SECOND STEP MERGER. Subject to the terms and conditions of this Agreement, in accordance with the Ohio General Corporation Law (the "OGCL") and the WBCL, at the Effective Time Star shall merge with and into Firstar. Firstar shall be the surviving corporation in the Second Step Merger and shall continue its corporate existence under the name "Firstar Holdings Corporation." Firstar (WI) shall continue to be the ultimate parent holding company for Firstar after the Second Step Merger and shall continue to be governed by the laws of the State of Wisconsin. Upon consummation of the Second Step Merger, the separate corporate existence of Star shall terminate. The parties shall take all necessary action such that, upon consummation of the Second Step Merger, Firstar (WI) shall continue its corporate existence under the name "Firstar Corporation."

          Section 2.2. EFFECTIVE TIME. The Second Step Merger shall become effective as set forth in the appropriate documents (the "Certificate of Merger") which shall be filed with the Department of Financial Institutions of the State of Wisconsin and the Secretary of State of the State of Ohio on the Closing Date (as defined herein). The term "Effective Time" shall be the date and time when the Second Step Merger becomes effective, as set forth in the Certificate of Merger. Subject to the terms and conditions of this Agreement, the Effective Time shall occur on a date to be specified by the parties, which shall be the first day which is (i) the last business day of a month and (ii) at least two business days after satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VII, unless another time or date is agreed to in writing by the parties hereto.

          Section 2.3. EFFECTS OF THE SECOND STEP MERGER. At and after the Effective Time, the Second Step Merger shall have the effects set forth in Sections 180.1106 and 180.1107 of the WBCL and Section 1701.82 of the OGCL.

          Section 2.4. CONVERSION OF STAR COMMON STOCK. (a) At the Effective Time, by virtue of the Second Step Merger and without any action on the part of Star, Firstar or Firstar (WI) or the holders of capital stock of Star, Firstar or Firstar (WI), each share of the common stock, par value $5.00 per share, of Star (the "Star Common Stock") issued and outstanding im-


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mediately prior to the Effective Time (other than Dissenting Shares (as defined herein) and shares of Star Common Stock held in Star's treasury or directly or indirectly by Star or any of its wholly owned Subsidiaries or Firstar (WI) (except for Trust Account Shares and DPC Shares)) shall be converted into the right to receive one share (the "Second Merger Exchange Ratio") of the common stock, par value $0.01, of Firstar (WI) (the "Firstar (WI) Common Stock").

          (b) All of the shares of Star Common Stock converted into the right to receive Firstar (WI) Common Stock pursuant to this Article II shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each a "Star Common Certificate") previously representing any such shares of Star Common Stock shall thereafter represent only the right to receive (i) a certificate representing the number of whole shares of Firstar (WI) Common Stock and (ii) cash in lieu of any fractional shares otherwise issuable pursuant to Section 2.4(a), in accordance with Section 3.2. Star Common Certificates previously representing shares of Star Common Stock shall be exchanged for certificates representing whole shares of Firstar (WI) Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Star Common Certificates in accordance with Section 3.1 without any interest thereon.

          (c) At the Effective Time, all shares of Star Common Stock that are owned by Star as treasury stock and all shares of Star Common Stock that are owned, directly or indirectly, by Star or any of its wholly owned Subsidiaries or Firstar (WI) (other than shares of Star Common Stock held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of Firstar Common Stock which are similarly held, whether held directly or indirectly by Star, Firstar (WI) or Firstar, as the case may be, or any of their respective Subsidiaries being referred to herein as "Trust Account Shares") and other than any shares of Star Common Stock held by Star or Firstar or any of their respective Subsidiaries or Firstar (WI) in respect of a debt previously contracted (any such shares of Star Common Stock and shares of Firstar Common Stock which are similarly held, whether held directly or indirectly by Star, Firstar (WI) or Firstar, as the case may be, or any of their respective Subsidiaries, being referred to herein as "DPC Shares")) shall be cancelled and shall cease to exist and no stock of Firstar (WI) or other consideration shall be delivered in exchange therefor.

          Section 2.5. DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of Star Common Stock which are outstanding immediately prior to the Effective Time and with respect to which dissenters' rights shall have been properly demanded in accordance with Section 1701.85 of the OGCL ("Dissenting Shares") shall not be converted into the right to receive Firstar (WI) Common Stock; instead, the holders thereof shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 1701.85 of the OGCL; provided, however, that (i) if any holder of Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such shares, or (ii) if any holder fails to establish his entitlement to dissenters' rights as provided in Section 1701.85 of the OGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of Star Common Stock and each of such shares shall thereupon be deemed to have


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been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, Firstar (WI) Common Stock, as provided in Section 2.4(a) hereof.

          Section 2.6. OPTIONS. Star shall take action to amend the Star Stock Plans (as defined herein) so that, at the First Effective Time, each option granted by Star to purchase shares of Star Common Stock which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Star Common Stock and shall be converted automatically into an option to purchase a number of shares of Firstar (WI) Common Stock equal to the number of shares of Star Common Stock subject to such option immediately prior to the First Effective Time at an exercise price per share of Firstar (WI) Common Stock equal to the exercise price per share of Star Common Stock in effect immediately prior to the Effective Time and otherwise subject to the terms of the appropriate Star Benefit Plans pursuant to which such options have been granted (such plans collectively the "Star Stock Plans") and the agreements evidencing grants thereunder. The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to Star shall be deemed to be references to Firstar (WI).

          Section 2.7. FIRSTAR (WI) COMMON STOCK. At and after the
Effective Time, each share of Firstar (WI) Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of Firstar (WI) and shall not be affected by the Second Step Merger.

          Section 2.8. ARTICLES OF INCORPORATION. At the Effective Time, the Articles of Incorporation of Firstar as in effect immediately prior to the Effective Time shall continue to be the Articles of Incorporation of the Surviving Corporation, until thereafter amended in accordance with applicable law.

          Section 2.9. BY-LAWS. At the Effective Time, the By-Laws of Firstar as in effect immediately prior to the Effective Time shall continue to be the By-Laws of the Surviving Corporation, until thereafter amended in accordance with applicable law.

          Section 2.10. MANAGEMENT. (a) From and after the Effective Time, Roger
L. Fitzsimonds shall be Chairman of the Board of Firstar (WI) (and shall continue in such position until he becomes 62 years old) and Jerry A. Grundhofer shall be the President and Chief Executive Officer of Firstar (WI), and Mr. Grundhofer shall be designated to succeed Mr. Fitzsimonds as Chairman.

          Section 2.11. BOARD OF DIRECTORS. From and after the Effective Time, until duly changed in compliance with applicable law and the Articles of Incorporation and By-Laws of Firstar (WI), the Board of Directors of Firstar
(WI) shall be as specified in Section 6.20(a). From and after the Effective Time, until duly changed in compliance with applicable law and the Articles of Incorporation and By-Laws of the Surviving Corporation, the Board of Directors of the Surviving Corporation shall be the Board of Dirctors of Firstar. The majority of the meetings of


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the Board of Directors of Firstar (WI) and the Surviving Corporation in any
calendar year shall be held in Milwaukee, Wisconsin.

          Section 2.12. HEADQUARTERS OF FIRSTAR (WI). After the Effective Time, the location of the headquarters and principal executive offices of Firstar (WI) and the Surviving Corporation shall be that of the headquarters and principal executive offices of Firstar as of the date of this Agreement located in Milwaukee, Wisconsin. After the Effective Time, the banking Subsidiaries of Firstar (WI) shall be merged into a single bank, the name of which shall be Firstar and the headquarters of which shall be in Milwaukee, Wisconsin.

          Section 2.13. TAX AND ACCOUNTING CONSEQUENCES. It is intended that the First Step Merger and the Second Step Merger shall each constitute a reorganization within the meaning of Section 368(a) of the Code, that this Agreement shall constitute a "plan of reorganization" for the purposes of Sections 354 and 361 of the Code and that the Merger be accounted for as a "pooling of interests" under generally accepted accounting principles ("GAAP").

                                   ARTICLE III

                               EXCHANGE OF SHARES

          Section 3.1. EXCHANGE PROCEDURES. (a) At or prior to the First Effective Time, the parties shall deposit, or shall cause to be deposited, with a bank or trust company agreed to by each of Star and Firstar (the "Exchange Agent"), for the benefit of the holders of Certificates (as defined herein), for exchange in accordance with this Article III, certificates representing the shares of Firstar (WI) Common Stock, and cash in lieu of any fractional shares (such cash and certificates for shares of Firstar (WI) Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"), to be issued pursuant to Sections 1.4 and
2.4 and paid pursuant to Section 3.2 in exchange for outstanding shares of Firstar Common Stock and Star Common Stock. Firstar and Star shall deliver to Firstar (WI) a complete list of their respective shareholders (including their respective names, addresses and TINs to the extent reflected in the records maintained by such party or its transfer agent) as of the record date for the shareholder meetings to be called by the parties as provided for herein and as of the First Effective Time for Firstar and the Effective Time for Star, in each case which delivery shall be made as soon as practicable after the respective date.

          (b) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record immediately prior to the First Effective Time or the Effective Time, as applicable, of one or more Firstar Common Certificates or Star Common Certificates (collectively, the "Certificates") a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of Firstar (WI) Common Stock issuable and any cash in lieu of fractional shares payable pursuant to this Agreement. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, as applicable, (i) a certificate representing that number of whole



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shares of Firstar (WI) Common Stock to which such holder of Star Common Stock or
Firstar Common Stock shall have become entitled pursuant to the provisions of Articles I and II, as applicable, and (ii) a check representing the amount of any cash in lieu of fractional shares which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this
Article III and any dividend or distribution theretofore declared and not yet paid on such shares of Firstar (WI) Common Stock, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Certificates.

          (c) If any certificate representing shares of Firstar (WI) Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Firstar (WI) Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. The Surviving Corporation or the Exchange Agent shall accept Certificates upon compliance with such other reasonable terms and conditions as the Surviving Corporation or the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as the Surviving Corporation or the Exchange Agent may require.

          (d) Any portion of the Exchange Fund, including any earnings thereon, which remains undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of Certificates who have not theretofore complied with this
Section 3.1 shall thereafter look only to the Surviving Corporation for payment of their claim for the consideration provided for herein and any unpaid dividends and distributions on the Firstar (WI) Common Stock deliverable in respect of such Certificates.

          (e) After the Effective Time, holders of Certificates shall cease to have any rights with respect to the stock previously represented by such Certificates, and their sole rights shall be to exchange such Certificates for the consideration provided for in this Agreement. After the Effective Time, there shall be no further transfers on the records of Firstar of Firstar Common Certificates and no further transfers on the records of Star of Star Common Certificates, and if such Certificates are presented to Firstar or Star, as applicable, for transfer, they shall be cancelled against delivery of the consideration provided therefor in this Agreement. Firstar (WI) shall not be obligated to deliver the consideration to which any former holder of securities is entitled as a result of the Merger until such holder surrenders the Certificates as provided herein. No dividends declared on Firstar (WI) Common Stock will be remitted to any holder of Firstar Common Stock or the Star Common Stock entitled to receive Firstar (WI) Common Stock under this Agreement until such person surrenders the Certificate representing the right to receive such Firstar (WI) Common Stock, at which time such dividends shall be remitted to such person, without interest and less any taxes that may have been imposed thereon. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. The Surviving Corporation and the Exchange Agent shall be entitled to rely upon the stock transfer books of Firstar and Star to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, the Surviving Corporation and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

          (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Firstar (WI), the posting by such person of a bond in such amount as Firstar
(WI) may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Firstar (WI) Common Stock and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

          (g) Former holders of record as of the First Effective Time of shares of Firstar Common Stock and as of the Effective Time of Star Common Stock shall not be entitled, at and after the First Effective Time and the Effective Time, respectively, to vote any shares of the Firstar (WI) Common Stock until their Certificates shall have been surrendered in accordance with this Article III and certificates evidencing such Firstar (WI) Common Stock shall have been issued in exchange therefor.

          Section 3.2. NO FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of Firstar (WI) Common Stock shall be issued in the Merger. Each holder who otherwise would have been entitled to a fraction of a share of Firstar (WI) Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the closing sale price of a share of Star Common Stock on the New York Stock Exchange, Inc. ("NYSE") composite tape on the last full trading day prior to the Effective Time. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

          Section 3.3. ANTI-DILUTION ADJUSTMENTS. If, prior to the Effective Time, the outstanding shares of Star Common Stock or Firstar Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization (other than solely as a result of the First Step Merger), appropriate adjustment or adjustments will be made to the Exchange Ratio or the Second Merger Exchange Ratio, as applicable.

                                   ARTICLE IV

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

          Section 4.1. DISCLOSURE SCHEDULES. On or prior to the date hereof, each of Star and Firstar has delivered to the other a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate in relation to any or all of its representations and warranties set forth in this Agreement; PROVIDED, that (i) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 4.2, and (ii) the mere inclusion of an item in a Disclosure Schedule shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item would reasonably be expected to result in a material adverse effect on the financial condition, results of operations or business of such party and its Subsidiaries taken as a whole, except as may have resulted or may result from changes to laws and regulations or changes in economic conditions applicable to banking institutions generally or in general levels of interest rates affecting banking institutions generally (a "Material Adverse Effect").

          Section 4.2. STANDARD. No representation or warranty of Star or Firstar contained in Section 4.3 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached any such representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event which constitutes a breach of any such representation or warranty after giving effect to any materiality standards contained in any representation or warranty, individually or taken together with all other facts, circumstances or events constituting such breaches, has had or would reasonably be expected to have a Material Adverse Effect on such party.

          Section 4.3. REPRESENTATIONS AND WARRANTIES. Subject to Sections 4.1 and 4.2 and except as previously disclosed in its Disclosure Schedule, Firstar hereby represents and warrants to Star, and Star hereby represents and warrants to Firstar, to the extent applicable, in each case with respect to itself and its Subsidiaries, as follows:

          (a) ORGANIZATION AND AUTHORITY. Such party and each of its respective Subsidiaries is a corporation, bank, trust company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted except, in each case, where the failure to do so would not either individually or in the aggregate reasonably be expected to have a Material Adverse Effect on such party. Such party is duly registered as a bank holding company with the Board of Governors of the Federal Reserve System (the "Board") under the Bank Holding Company Act of 1956, as amended (the "Holding Company Act"). True and complete copies of the Articles of Incorporation and By-laws or Code of Regu-lation as applicable, of such party, each in effect on the date of this Agreement, have been provided to the other party.

          (b) SUBSIDIARIES. Such party's Disclosure Schedule sets forth, among other things, a complete and correct list of all of such party's direct or indirect subsidiaries (each a "Subsidiary" and collectively the "Subsidiaries") including such party's banks (the "Banks"), all outstanding Equity Securities of each of which are owned directly or indirectly by such party. "Equity Securities" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other Equity Securities of such issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other Equity Securities. All of the outstanding shares of capital stock of the Subsidiaries of such party are validly issued, fully paid and nonassessable (subject to Section 180.0622(2)(6) of the WBCL), and those shares owned by such party are owned free and clear of any lien, claim, charge, option, encumbrance, agreement, mortgage, pledge, security interest or restriction (a "Lien") with respect thereto. Except for the Equity Securities of such party's Subsidiaries and except for Equity Interests held in a fiduciary capacity, such party does not own beneficially, directly or indirectly, more than 5% of any class of Equity Securities or similar interests of any corporation, bank, business trust, association or similar organization. The Banks of such party are chartered by the Office of the Comptroller of the Currency. The deposits of the Banks of such party are insured by the Federal Deposit Insurance Corporation ("FDIC"). Neither such party nor any Subsidiary thereof holds any interest in a partnership or joint venture of any kind.

          (c) CAPITALIZATION. (i) The authorized capital stock of Star consists of (A) 400,000,000 shares of Star Common Stock, of which, as of June 29, 1998, 95,778,921 shares were issued and outstanding and (B) 1,000,000 shares of preferred stock, no par value ("Star Preferred Stock"), issuable in series, none of which, as of June 29, 1998, is issued or outstanding. Star has designated (Y) 500,000 shares of Star Preferred Stock as "Series A Preferred Stock" and has reserved such shares for issuance upon exercise of Preferred Stock Purchase Rights under a Rights Agreement dated October 27, 1989 (the "Star Rights Agreement"), between Star and Star Bank, N.A., as Rights Agent and (Z) 218,000 shares of Star Preferred Stock as "Series B Cumulative Preferred Stock." Pursuant to the Star Rights Agreement, each certificate representing one share of Star Common Stock also represents one Right (as defined in the Star Rights Agreement). As of June 29, 1998 Star had options outstanding for 7,020,988 shares of Star Common Stock for issuance under various employee stock option and incentive plans ("Star Stock Options"). From June 29, 1998 through the date of this Agreement, no shares of Star Common Stock have been issued excluding not more than 500 shares which may have been issued pursuant to stock-based, director or employee benefit or incentive plans and programs. Except as set forth above and except pursuant to the Star Rights Agreement, there are no other Equity Securities of Star outstanding. All of the issued and outstanding shares of Star Common Stock are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right of any stockholder of Star.

          (ii) The authorized capital stock of Firstar consists of (A) 240,000,000 shares of Firstar Common Stock, of which, as of June 29, 1998, 145,546,889 shares were issued and outstanding and (B) 2,500,000 shares of preferred stock ("Firstar Preferred Stock"), issuable in series. Firstar has designated (Y) 600,000 shares of Firstar Preferred Stock as "Series C Preferred Stock" and has reserved such shares for issuance upon exercise of Preferred Stock Purchase Rights under a Rights Agreement dated January 19, 1989 (the "Firstar Rights Agreement"), between Firstar and Firstar Trust Company (formerly known as First Wisconsin Trust Company), as Rights Agent and (Z) certain shares of Firstar Preferred Stock as "Series A Preferred Stock," "Series B Preferred Stock" and "Series D Preferred Stock" all of which have been redeemed. Pursuant to the Firstar Rights Agreement, each certificate representing one share of Firstar Common Stock also represents one-quarter Right (as defined in the Firstar Rights Agreement). As of June 29, 1998 Firstar had options outstanding for 6,037,093 shares of Firstar Common Stock for issuance under various employee stock option and incentive plans ("Firstar Stock Options"). From June 29, 1998 through the date of this Agreement, no shares of Firstar Common Stock have been issued excluding not more than 500 shares which may have been issued pursuant to stock-based, director or employee benefit or incentive plans and programs. Except as set forth above and except pursuant to the Firstar Rights Agreement, there are no other Equity Securities of Firstar outstanding. All of the issued and outstanding shares of Firstar Common Stock are validly issued, fully paid, and nonassessable (subject to Section 180.0622(2)(b) of the WBCL), and have not been issued in violation of any preemptive right of any stockholder of Firstar.

          (d) AUTHORIZATION. (i) Such party has the corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by such party and the consummation by such party of the transactions contemplated hereby have been duly authorized by all requisite corporate action of the Board of Directors of such party. The Board of Directors of such party has directed that this Agreement and the transactions contemplated hereby be submitted to its stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the affirmative vote of holders of a majority of its outstanding shares, no other corporate proceedings on the part of such party are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such party and (assuming due authorization, execution and delivery by the other party) constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies). Firstar represents and warrants that each of Firstar, as the sole stockholder of Firstar (WI), and Firstar (WI), as the sole stockholder of Merger Sub, and the respective Board of Directors of Merger Sub and Firstar (WI), has approved this Agreement and the transactions contemplated hereby by written consent and no other corporate proceedings on the part of Merger Sub or Firstar
(WI) are necessary to approve this Agreement and to consummate the transactions contemplated hereby.

          (ii) Neither the execution, delivery and performance by such party of this Agreement, nor the consummation by such party of the transactions contemplated hereby, nor compliance by such party with any of the provisions hereof, will (A) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of such party or any Subsidiary of such party under any of the terms, conditions or provisions of (I) its articles or certificate of incorporation or bylaws or code of regulations, or (II) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such party or any of the properties or assets of such party is a party or by which it may be bound, or to which such party may be subject (assuming no default thereunder at the time of the Merger), except (in the case of this clause (II)) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have a Material Adverse Effect on such party or (B) subject to compliance with the statutes and regulations referred to in paragraph (iii) of this Section 4.3(d), to the best knowledge of such party, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to such party or any of its Subsidiaries or any of their respective properties or assets except for such violations which, either individually or in the aggregate will not have a Material Adverse Effect on such party.

          (iii) Other than in connection with or in compliance with the provisions of the WBCL, the Securities Act, the Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the Holding Company Act, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), or any required approvals of the Office of the Controller of Currency, the Small Business Administration or any state or foreign Regulatory Authority (as defined herein), no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary in connection with the execution and delivery by such party of this Agreement or the consummation by such party of the transactions contemplated by this Agreement.

          (e) FINANCIAL STATEMENTS. The consolidated balance sheets of such party and its Subsidiaries as of December 31, 1997, 1996 and 1995 and related consolidated statements of income, cash flows and changes in stockholders' equity for each of the three years in the three-year period ended December 31, 1997, together with the notes thereto, audited by such party's independent auditors and included in an annual report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") (collectively, the "Audited Financial Statements"), and the consolidated balance sheet of such party and its Subsidiaries as of March 31, 1998 and related consolidated statements of income, cash flows and changes in stockholders' equity for the three-month period ended March 31, 1998 included in a quarterly report on Form 10-Q as filed with the SEC (collectively, the "Unaudited Financial Statements", and together with the Audited Financial Statements, the "Financial Statements") have been prepared in accordance with GAAP, present fairly the consolidated financial position of such party and its Subsidiaries at the dates and the consolidated results of operations, changes in stockholders' equity and cash flows of such party and its Subsidiaries for the periods stated therein, subject, in the case of the Unaudited Financial Statements, to normal year-end audit adjustments, and are derived from the books and records of such party and its Subsidiaries, which are complete and accurate in all material re-spects and have been maintained in all material respects in accordance with applicable laws and regulations. Neither such party nor any of its Subsidiaries has any material contingent liabilities that are not described in the financial statements described above other than liabilities incurred in the ordinary course of such party's business consistent with past practice, or in connection with this Agreement and the transactions contemplated hereby.

          (f) REPORTS. Since January 1, 1995, such party and its Subsidiaries have timely filed all material reports, registrations and statements, together with any required material amendments thereto, that it was required to file with
(i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements, (ii) the Board, (iii) the FDIC, (iv) the Office of the Controller of the Currency, (v) the Small Business Administration and (vi) any other federal, state, municipal, local or foreign government, securities, banking, savings and loan, insurance and other governmental or regulatory authority and the agencies and staffs thereof (the entities in the foregoing clauses (i) through (vi) being referred to herein collectively as the "Regulatory Authorities" and individually as a "Regulatory Authority") and all other reports and statements required to be filed by such party, including, without limitation, any report or statement required to be filed pursuant to laws, rules or regulations of the United States, any state, or any Regulatory Authority, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on such party. All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Star Reports" and the "Firstar Reports," as applicable. As of its respective date, each of the Star Reports and the Firstar Reports, as applicable, of such party complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (g) MATERIAL ADVERSE CHANGE. Since December 31, 1997, no event has occurred or circumstances arisen that, individually or taken together with all other events and circumstances, has had or is reasonably expected to have a Material Adverse Effect on such party.

          (h) COMPLIANCE WITH LAWS. Such party and its Subsidiaries have complied with all laws, regulations, and orders (including without limitation zoning ordinances, building codes, ERISA (as defined herein), and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations and including without limitation in the case of any Subsidiary of such party that is a bank, banking organization, banking corporation or trust company, all statutes, rules and regulations pertaining to the conduct of a banking, deposit-taking or lending or related business or to the exercise of trust powers) and governing instruments applicable to them and to the conduct of their business, and to the knowledge of such party all applicable listing requirements and policies of the NYSE, except where such failure to comply would not have a Material Adverse Effect on such party, and neither such party nor any Subsidiary of such party is in default under, and no event has occurred which, with the lapse of time or notice or both, could result in the default under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state, municipal, or local and whether at law or in equity, except where such default would not reasonably be expected to have a Material Adverse Effect on such party. Neither such party nor any Subsidiary of such party is subject to or reasonably likely to incur a liability as a result of its ownership, operation, or use of any Property (as defined herein) of such party (whether directly or, to the best knowledge of such party, as a consequence of such Property being part of the investment portfolio of such party or any Subsidiary of such party) (i) that is contaminated by or contains any Toxic Substance (as defined herein) or (ii) on which any Toxic Substance has been stored, disposed of, placed, or used in the construction thereof; and which, in each case, reasonably could be expected to have a Material Adverse Effect on such party. "Property" of a person shall include all property (real or personal, tangible or intangible) owned or controlled by such person, including, without limitation, property under foreclosure, property held by such person or any subsidiary of such person in its capacity as a trustee and property in which any venture capital or similar unit of such person or any subsidiary of such person has an interest. A "Toxic Substance" is anything that is contaminated by or contains any hazardous waste, toxic substance, or related materials, including, without limitation, asbestos, PCBs, pesticides, herbicides and any other substance or waste that is hazardous to human health or the environment. Except for statutory or regulatory restrictions of general application, no Regulatory Authority has placed any restriction on the business of such party or any Subsidiary of such party which reasonably could be expected to have a Material Adverse Effect on such party.

          (i) REGISTRATION STATEMENT, ETC. None of the information regarding such party or any of its Subsidiaries supplied or to be supplied by such party for inclusion or included in (i) the registration statement on Form S-4 to be filed with the SEC for the purposes of registering the shares of Firstar (WI) Common Stock to be issued pursuant to this Agreement (the "Registration Statement"), (ii) the proxy or information statement to be mailed to Star's stockholders and Firstar's stockholders in connection with the transactions contemplated by this Agreement (the "Proxy Statement"), or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of Star's stockholders (the "Star Meeting") and the meeting of Firstar's stockholders (the "Firstar Meeting") referred to in Section 6.3, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Meeting. All documents which such party or any of its Subsidiaries are responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

          (j) BROKERS AND FINDERS. Except as set forth in the engagement letter agreement between Firstar and Merrill Lynch, Pierce, Fenner & Smith Incorporated, a true and complete copy of which has been provided to Star prior to the date hereof, and the engagement letter agreement between Star and CS First Boston, a true and complete copy of which has been pro-vided to Firstar prior to the date hereof, neither such party nor any of its Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for such party or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

          (k) LITIGATION AND OTHER PROCEEDINGS. (i) Neither such party nor any of its Subsidiaries is a party to any, and there are no pending or, to the knowledge of such party, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against such party or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement as to which, in any such case, there is a reasonable probability of an adverse determination and which, if adversely determined either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on such party.

          (ii) There is no injunction, order, judgment, decree or regulatory restriction (other than those that apply to similarly situated bank holding companies or banks) imposed upon such party, any of its Subsidiaries or the assets of such party or any of its Subsidiaries that has had or would reasonably be expected to have a Material Adverse Effect on such party or the Surviving Corporation.

          (l) TAXES. Such party and each Subsidiary have timely filed or will timely file (including extensions) all material tax returns required to be filed at or prior to the Closing Date ("Returns"). Each of such party and its Subsidiaries has paid, or set up adequate reserves on its respective Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by the Financial Statements and has paid or set up adequate reserves on the most recent financial statements such party has filed under the Exchange Act for the payment of all taxes anticipated to be payable in respect of the periods covered by such financial statements. No material deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed in writing by any governmental or taxing authority against such party or any Subsidiary of such party which have not been settled or would not be covered by existing reserves. To the knowledge of such party, neither such party nor any Subsidiary of such party is delinquent in the payment of any material tax, assessment or governmental charge shown to be due on any Return (taking into account extensions properly obtained), and no waiver of the time to assess or collect any tax granted in writing by such party or any Subsidiary of such party is pending. The federal and state income tax returns of such party and the Subsidiaries of such party have been audited and finally settled by the IRS or appropriate state tax authorities or the relevant statute of limitations has expired for all periods ended through December 31, 1991, or the period for assessment of taxes in respect of such periods has expired.

          (m) EMPLOYEE BENEFIT PLANS; ERISA. (i) Such party's Disclosure Schedule sets forth a true and complete list of each material employee or director benefit plan, arrangement or agreement (including, without limitation, stock purchase, stock option, severance, employment, change in control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA) that is maintained, or contributed to, as of the date of this Agreement (the "Benefit Plans") by such party or any of its Subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with such party would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          (ii) Such party has made available to the other party true and complete copies of each of such party's Benefit Plans and certain related documents, including, but not limited to, (A) the actuarial report for such party's Benefit Plans (if applicable) for each of the last two years, and (B) the most recent determination letter from the IRS (as defined herein) (if applicable) for such plan.

          (iii)Except as would not reasonably be expected to have a Material Adverse Effect (A) each of such party's Benefit Plans has been operated and administered in all material respects in accordance with their terms and with applicable laws, including, but not limited to, ERISA and the Code, (B) each of such party's Benefit Plans intended to be "qualified" within the meaning of
Section 401(a) of the Code has received a favorable determination letter with respect to such qualified status, or such Benefit Plans shall be submitted for such determination in a timely fashion and there are no existing circumstances or events that have occurred that could reasonably be expected to adversely affect the qualified status of any such plan, (C) with respect to each Benefit Plan of such party which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such secured benefits, (D) no Benefit Plan of such party provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees or directors of such party or its Subsidiaries beyond their retirement or other termination of service, other than (1) coverage mandated by applicable law, (2) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (3) deferred compensation benefits accrued as liabilities on the books of such party or its Subsidiaries or (4) benefits the full cost of which is borne by the current or former employee or director (or his beneficiary), (E) no material liability under Title IV of ERISA has been incurred by such party, its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, and no condition exists that could reasonably be expected to present a material risk to such party, its Subsidiaries or any ERISA Affiliate of such party incurring a material liability thereunder (other than the payment of premiums and funding obligations in the ordinary course of business), (F) no Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (G) all contributions or other amounts payable by such party or its Subsidiaries as of the Effective Time with respect to each Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (H) neither such party nor its Subsidiaries has engaged in a transaction with respect to such party's Benefit Plans in connection with which such party or its Subsidiaries reasonably could be subject to either a material civil penalty accessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (I) to the best knowledge of such party, there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Benefit Plans of such party or any trusts related thereto.

          (iv) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any material payment (including, without limitation, severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of such party or any of its Subsidiaries under any Benefit Plan of such party or otherwise, (B) materially increase any benefits otherwise payable under any Benefit Plan of such party or (C) result in any acceleration of the time of payment or vesting of any such benefits to any material extent. Notwithstanding the foregoing, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will constitute or be deemed a "Change of Control" within the meaning of the Firstar Supplemental Retirement Plan for Key Executives and the Firstar Corporation Pension Plan.

          (n) ACCOUNTING, TAX AND REGULATORY MATTERS. Neither such party nor any Subsidiary of such party has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the First Step Merger or the Second Step Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code, (ii) prevent the transactions contemplated hereby from qualifying as a "pooling of interests" for accounting and financial reporting purposes or (iii) materially impede or delay receipt of any approval referred to in Section 7.1(b) or the consummation of the transactions contemplated by this Agreement.

          (o) STATE TAKEOVER STATUTES; ARTICLES OF INCORPORATION; RIGHTS AGREEMENT. (i) The transactions contemplated by this Agreement are not subject to, or have been exempted from, any applicable state law which purports to limit or restrict business combinations or the ability to acquire or to vote shares.

          (ii) The transactions contemplated by this Agreement and the agreements contemplated hereby are not, and will not be, prohibited by, or have been exempted from, such party's Articles of Incorporation.

          (iii) Such party has taken all necessary steps (A) to render the Star Rights Agreement or the Firstar Rights Agreement, as applicable, inapplicable to the Merger and the transactions contemplated by this Agreement and by the Star Stock Option Agreement and the Firstar Stock Option Agreement, as applicable (including, such that the Rights related thereto will not be distributed, become exercisable or be triggered in any way as a result of the execution of this Agreement or the applicable stock option agreement or the consummation of the transactions contemplated hereby or thereby) and (B) to cause the Rights issued under the applicable Rights Agreement to expire immediately prior to the First Effective Time.

          (p) CONDUCT OF SUCH PARTY TO DATE. From and after January 1, 1998 through the date of this Agreement, except as would not reasonably be expected to have a Material Adverse Effect on such party or as reflected in such party's Financial Statements: (i) such party and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practices; (ii) such party has not issued, sold, granted, conferred or awarded any of its Equity Securities, or any corporate debt securities which would be classified under GAAP as long-term debt on the balance sheets of such party;
(iii) such party has not effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization (other than, with respect to Firstar, the redemption of its Series D Preferred Stock); (iv) such party has not declared, set aside or paid any dividend (other than its regular quarterly or regular semi-annual common dividends or, with respect to Firstar, regular dividends paid on its Series D Preferred Stock prior to the redemption thereof) or other distribution in respect of its capital stock, or purchased, redeemed, retired, repurchased, or exchanged, or otherwise acquired or disposed of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise (other than, with respect to Firstar, the redemption of its Series D Preferred Stock); (v) neither such party nor any Subsidiary has incurred any obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the ordinary course of business, or subjected to Lien any of its assets or properties other than in the ordinary course of business consistent with past practice; (vi) neither such party nor any Subsidiary has discharged or satisfied any Lien or paid any obligation or liability (absolute or contingent), other than in the ordinary course of business; (vii) neither such party nor any Subsidiary has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business; (viii) except as required by contract or law, neither such party nor any Subsidiary has (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except merit or promotion increases in accordance with existing policy, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or substantially modified any of its Benefit Plans or (D) agreed to do any of the foregoing; (ix) neither such party nor any Subsidiary has suffered any damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any Regulatory Authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance; (x) neither such party nor any Subsidiary has cancelled or compromised any debt, except for debts charged off or compromised in accordance with the past practice of such party and its Subsidiaries; and (xi) neither such party nor any Subsidiary of such party has entered into any transaction, contract or commitment outside the ordinary course of its business.

          (q) YEAR 2000 COMPLIANT. None of such party or any of its Subsidiaries has received, or reasonably expects to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve's Supervision and Regulation Letter No. SR 98-3(SUP), dated March 4, 1998). Such party has disclosed to the other party a complete and accurate copy of such party's plan for addressing the issues set forth in the statements of the Federal Financial Institutions Examination Council, dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect such party and its Subsidiaries. Between the date of this Agreement and the Effective Time, such party shall use commercially practicable efforts to implement such plan.

          (r) INVESTMENT SECURITIES. Except as would not reasonably be expected to have a Material Adverse Effect on such party, each of such party and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in a fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of such party or any of its Subsidiaries. Such securities are valued on the books of such party in accordance with GAAP.

          (s) INTEREST RATE RISK MANAGEMENT INSTRUMENTS. Except as would not reasonably be expected to have a Material Adverse Effect on such party, all interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of such party or for the account of a customer of such party or one of its Subsidiaries, were entered into in the ordinary course of business and, to such party's knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of such party or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. Except as would not reasonably be expected to have a Material Adverse Effect on such party, such party and each of its Subsidiaries have duly performed in all respects all of their obligations thereunder to the extent that such obligations to perform have accrued; and, to such party's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

          (t) INSURANCE. Except as would not reasonably be expected to have a Material Adverse Effect on such party, such party and its Subsidiaries have in effect insurance coverage with reputable insurers which, in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by bank holding companies and their subsidiaries comparable in size and operations to such party and its Subsidiaries.

          (u) AGREEMENTS WITH BANK REGULATORS. Neither such party nor any of its Subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor has such party been advised by any Regulatory Authority that is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

                                    ARTICLE V

                CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

          Section 5.1. CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME. Except as provided for in Section 5.2 of this Agreement, during the period from the date of this Agreement to the Effective Time, each of Star and Firstar shall, and shall cause each of their respective Subsidiaries to, conduct its business according to the ordinary and usual course consistent with past practices and shall, and shall cause each such Subsidiary to, use its reasonable best efforts to maintain and preserve its business organization, employees and advantageous business relationships and retain the services of its officers and key employees.

          Section 5.2. FORBEARANCES. Except as set forth on Schedule 5.2, as otherwise contemplated or permitted by this Agreement (including the Disclosure Schedules) and the Option Agreements or as referred to in any Star Reports or Firstar Reports publicly filed with the SEC prior to the date hereof, during the period from the date of this Agreement to the Effective Time, Firstar shall not and shall not permit its Subsidiaries to, without the prior written consent of Star (which consent shall not be unreasonably withheld), and Star shall not and shall not permit any of its Subsidiaries to, without the prior written consent of Firstar (which consent shall not be unreasonably withheld):

          (a) declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock (other than dividends from a wholly owned Subsidiary of such party to such party or another wholly owned Subsidiary of such party), except that (i) Star may pay quarterly cash dividends on Star Common Stock in an amount not to exceed the rate payable on such Star Common Stock as of the date hereof, and (ii) Firstar may pay quarterly cash dividends on Firstar Common Stock in an amount not to exceed the rate payable on such Firstar Common Stock as of the date hereof (together with any rate increase consistent with past practice); or

          (b) except as disclosed on such party's Disclosure Schedule, enter into or amend any employment, severance or similar agreement or arrangement with any director or officer or employee or collective bargaining agreement, or materially modify any of its Benefit Plans or grant any salary or wage increase or materially increase any employee benefit (including incentive or bonus payments), except normal individual increases in compensation to employees consistent with past practice or (ii) as required by law or contract; or

          (c) authorize, recommend, propose, or announce an intention to authorize, so recommend or propose, or enter into an agreement in principle with respect to, any merger, consolidation or business combination, any acquisition or disposition of a material amount of assets, including mortgage servicing rights, loans or securities as well as any release or relinquishment of any material contract rights (except in the usual course of business consistent with past practices) provided, however, that the foregoing shall not prohibit internal reorganizations or consolidations involving existing Subsidiaries; or

          (d) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms; or

          (e) settle any material claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practice; or

          (f) propose or adopt any amendments to its articles of incorporation, association or other charter document or bylaws or code of regulations; or

          (g) issue, sell, grant, confer or award any of its Equity Securities or any debt securities having the right to vote on matters on which stockholders may vote or purchase, redeem, retire, repurchase, or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise (except for (i) shares of Firstar Common Stock or Star Common Stock, as applicable, issued upon exercise of Firstar Stock Options or Star Stock Options, respectively, outstanding on the date of this Agreement or issued in accordance with this paragraph (g), (ii) pursuant to the Option Agreements, (iii) any such transactions between a wholly-owned Subsidiary and its parent, (iv) in accordance with the Firstar and Star Stock Plans consistent with past practice,
(v) as agent for stockholders reinvesting dividends pursuant to a dividend reinvestment plan in accordance with the terms thereof as in effect on the date of this Agreement, (vi) for the acquisition of Trust Account Shares and DPC Shares, (vii) with respect to Firstar, any repurchases of Firstar Common Stock to maintain a pool of up to 500,000 shares in the form of treasury shares for the purpose of reissuing upon the exercise of Firstar Stock Options, or (viii) in the ordinary course of business consistent with past practice (such party agreeing to promptly notify the other party of any such transactions)) or effect any stock split or adjust, combine, reclassify or otherwise change its equity capitalization as it existed on the date of this Agreement; or

          (h) solicit, encourage or authorize any individual, corporation or other entity to solicit or encourage from any third party any inquiries or proposals relating to the disposition of its business or assets, or the acquisition of its voting securities, or the merger of it or any of its Subsidiaries with any corporation or other entity other than as provided by this Agreement (and each party shall promptly notify the other of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters); or

          (i) take any action that would (i) materially adversely affect, impede or delay the consummation of the transactions contemplated by this Agreement and the Option Agreements or the ability of Star or Firstar to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement and the Option Agreements or to perform its covenants and agreements under this Agreement and the Option Agreements, (ii) prevent the First Step Merger or the Second Step Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code or (iii) prevent the transactions contemplated hereby from qualifying as a "pooling of interests" for accounting and financial reporting purposes; or

          (j) other than in the ordinary course of business consistent with past practice and other than indebtedness of up to $800 million incurred by Firstar and its Subsidiaries to fund Firstar's purchase from Cargill Corporation of Cargill Leasing and to redeem Firstar's $100 million aggregate principal amount of 7.15% Notes due September 1, 2000, and indebtedness of up to $100 million under Firstar's bank facilities for liquidity purposes incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of Star or any of its wholly-owned Subsidiaries to Star or any of its wholly-owned Subsidiaries, on the one hand, or of Firstar or any of its wholly-owned Subsidiaries to Firstar or any of its wholly-owned Subsidiaries, on the other hand), assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity (it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, purchases of Federal funds, sales of certificates of deposit and entering into repurchase agreements); or

          (k) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines; or

          (l) other than the sale of up to $250 million of treasury securities by Firstar and its Subsidiaries, materially restructure or materially change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported as of the date of the Agreement; or

          (m) except as required by applicable law or regulation, (i) implement or adopt, any material change in its interest rate and other risk management policies, procedures or practices, (ii) fail to follow in any material respect its existing policies or practices with respect to managing its exposure to interest rate and other risk or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk; or

          (n) take any action or make any determination the effect of which would result in the transactions contemplated by this Agreement constituting or being deemed to be a "Change in Control" within the meaning of the Firstar Supplemental Retirement Plan for Key Executives and the Firstar Corporation Pension Plan; or

          (o) agree in writing or otherwise to take any of the foregoing actions.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

          Section 6.1. ACCESS AND INFORMATION. Upon reasonable notice and subject to applicable laws relating to the exchange of information, Star and its Subsidiaries, on the one hand, and Firstar and its Subsidiaries, on the other hand, shall each afford to each other, and to the other's accountants, counsel and other representatives, access during normal business hours, during the period prior to the Effective Time, to all their respective employees, properties, books, contracts, commitments and records and, during such period, each shall furnish reasonably promptly to the other (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities and banking laws (other than any such documents which such party is not permitted to disclose under applicable laws) and including, but not limited to, copies of internal quarterly reserve analyses, credit quality assessments and credit information as set forth in Schedule 6.1
(ii) all other existing or regularly produced information concerning its business, properties and personnel, in the case of (i) and (ii) as such other party may reasonably request. Neither Star nor Firstar nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Star's or Firstar's, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

          Section 6.2. REGISTRATION STATEMENT; REGULATORY MATTERS. (a) The parties shall prepare and file with the SEC as soon as is reasonably practicable the Registration Statement (or the equivalent in the form of preliminary proxy material) with respect to the shares of Firstar (WI) Common Stock to be issued in the First Step Merger and the Second Step Merger and shall apply to the NYSE to list the shares of Firstar (WI) Common Stock to be issued in connection with the transactions contemplated by this Agreement. The parties shall prepare and file a notice with the Board as soon as reasonably practicable. The parties shall use all reasonable efforts to cause the Registration Statement to become effective. The parties shall also take any action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of such shares, and Firstar and Star shall furnish all information concerning their respective Subsidiaries and the stockholders thereof as may reasonably be requested in connection with any such action.

          (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the First Step Merger and the Second Step Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Regulatory Authorities. Star and Firstar shall have the right to review in advance, and, to the extent practicable, each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Star or Firstar, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Regulatory Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to the completion of the transactions contemplated herein.

          (c) Star and Firstar shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Registration Statement or any other statement, filing, notice or application made by or on behalf of Star, Firstar or any of their respective Subsidiaries to any Regulatory Authority in connection with the First Step Merger and the Second Step Merger and the other transactions contemplated by this Agreement.

          (d) Star and Firstar shall promptly advise each other upon receiving any communication from any Regulatory Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any requisite approval of any Regulatory Authority will be denied or materially delayed.

          Section 6.3. STOCKHOLDER APPROVAL. In accordance with applicable law and stock exchange rules and its respective Articles of Incorporation and By-Laws or Code of Regulations, each of the parties shall call a meeting of their respective stockholders to be held as soon as practicable after the Registration Statement is declared effective for the purpose of voting upon the First Step Merger and the Second Step Merger, as applicable, and to take any other action for stockholders to authorize the transactions contemplated by this Agreement (each, a "Meeting"). In connection therewith, the parties shall prepare the Proxy Statement and, with the approval of each of Star and Firstar, the Proxy Statement shall be filed with the SEC and mailed to the respective stockholders of the parties. The parties' respective Boards of Directors shall submit for approval of their respective stockholders the matters to be voted upon in order to authorize the Merger. The respective Board of Directors of the parties shall use their reasonable best efforts to obtain any vote of their respective stockholders that is necessary for the approval and adoption of this Agreement and consummation of the transactions contemplated hereby.

          Section 6.4. CURRENT INFORMATION. During the period from the date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all monthly and other interim financial statements as the same become available and shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of the other party. Each party shall promptly notify the other party of any material change in its business or operations and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or, to its knowledge, the threat of material litigation involving such party, and shall keep the other party fully informed of such events.

          Section 6.5. AGREEMENTS OF AFFILIATES. (a) Not later than the 15th day prior to the mailing of the Proxy Statement, Firstar shall deliver to Star and Star shall deliver to Firstar, a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the relevant Meeting, deemed to be an "affiliate" of it (each, an "Affiliate") as that term is used in SEC Accounting Series Releases 130 and 135 and Rule 145 under the Securities Act.

          (b) Firstar and Star shall each use its respective reasonable best efforts to cause each person who may be deemed to be an Affiliate of Firstar or Star, as the case may be, to execute and deliver to Firstar and Star on or before the date of their respective Meetings an agreement to comply with SEC Accounting Series Releases 130 and 135 and with Rule 145 under the Securities Act. Such agreements shall be in the forms set forth in Exhibit E (in the case of Firstar) and Exhibit F (in the case of Star).

          (c) Firstar (WI) shall use its reasonable best efforts to publish as promptly as reasonably practical, but in no event later than 45 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

          Section 6.6. EXPENSES. Each party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger provided that the expenses of Firstar (WI) related to the preparation, filing and mailing of the Proxy Statement and the Registration Statement shall be shared equally by the parties.

          Section 6.7. SECURITIES ACT AND EXCHANGE ACT FILINGS. (a) Firstar (WI) shall make all filings with the SEC that are described in Section (c) of Rule 144 under the Securities Act for a period of two years following the Effective Time.

          (b) The parties shall cause Firstar (WI) to take all corporate action necessary to reserve for issuance a sufficient number of shares of Firstar (WI) Common Stock for delivery upon exercise of Star Stock Options and Firstar Stock Options assumed by it in accordance with Sections 1.6 and 2.6. As soon as practicable after the Effective Time, the parties shall cause Firstar (WI) to file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Firstar (WI) Common Stock subject to such options and to use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, the parties shall cause Firstar (WI) to administer the Star Stock Plans and Firstar Stock Plans assumed pursuant to Sections 1.6 and 2.6 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent such plans complied with such rule prior to the Merger.

          Section 6.8. MISCELLANEOUS AGREEMENTS AND CONSENTS. (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its respective reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including, without limitation, using its respective reasonable best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Each party shall, and shall cause each of its respective Subsidiaries to, use its reasonable best efforts to obtain consents of all third parties necessary or, as agreed to by the parties, desirable for the consummation of the transactions contemplated by this Agreement.

          (b) The parties shall, prior to the Effective Time, (i) consult and cooperate with each other regarding the implementation of those policies and procedures to be established by Firstar (WI) for its operations, including, without limitation, policies and procedures pertaining to the accounting, asset/liability management, audit, credit, human resources, treasury and legal functions, and (ii) shall make such modifications or changes to their policies and practices, if any, and at such date prior to or as of the Effective Time, as may be mutually agreed upon. Star and Firstar shall also consult with respect to the character, amount and timing of restructuring charges to be taken by each of them in connection with the transactions contemplated hereby and shall take such charges in accordance with GAAP, as may be mutually agreed upon. No party's representations, warranties and covenants contained in this Agreement shall be determined to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes to such policies and practices which may be undertaken on account of this Section 6.8(b).

          Section 6.9. EMPLOYEE BENEFIT PLANS. (a) From and after the Effective Time, unless otherwise mutually determined, the Firstar Benefit Plans and Star Benefit Plans in effect as of the date of this Agreement shall remain in effect with respect to employees of Firstar or Star (or their Subsidiaries), respectively, covered by such Plans at the Effective Time until such time as the Surviving Corporation shall, subject to applicable law, the terms of this Agreement and the terms of such Plans, adopt new benefits with respect to employees of the Surviving Corporation and its Subsidiaries (the "New Benefit Plans"). Prior to the Closing Date, Firstar and Star shall cooperate in reviewing, evaluating and analyzing the Star Benefit Plans and Firstar Benefit Plans with a view towards developing appropriate New Benefit Plans for the employees covered thereby subsequent to the consummation of the Merger. It is the intention of Firstar and Star to develop New Benefit Plans, as soon as reasonably practicable after the Effective Time, which, among other things, (i) treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including, without limitation, duties, geographic location, tenure, qualifications and abilities, and (ii) do not discriminate between employees of the Surviving Corporation and its Subsidiaries who were covered by Firstar Benefit Plans, on the one hand, and those covered by Star Benefit Plans, on the other, at the Effective Time.

          (b) The foregoing not withstanding, the Surviving Corporation agrees to honor in accordance with their terms all benefits vested as of the date hereof under the Star Benefit Plans or the Firstar Benefit Plans or under other contracts, arrangements, commitments, or understandings described in the Star Disclosure Schedule and the Firstar Disclosure Schedule.

          (c) Nothing in this Section 6.9 shall be interpreted as preventing the Surviving Corporation and its Subsidiaries from amending, modifying or terminating any Star Benefit

Plans, Firstar Benefit Plans, or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

          Section 6.10. D&O INDEMNIFICATION. (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of Star, Firstar, Firstar (WI), Merger Sub or any of their respective Subsidiaries, including any entity specified in the Star Disclosure Schedule or the Firstar Disclosure Schedule (the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director or officer of Star, Firstar, Firstar (WI), Merger Sub or any of their respective Subsidiaries or any entity specified in the Star Disclosure Schedule or the Firstar Disclosure Schedule or any of their respective predecessors or (ii) this Agreement, the Option Agreements or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, Firstar (WI) shall indemnify and hold harmless, as and to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claims, action, suit, proceeding or investigation; and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time); Firstar (WI), after consultation with an Indemnified Party, shall retain counsel and direct the defense thereof, PROVIDED, HOWEVER, that by virtue of the obligations herein set forth, (A) Firstar (WI) shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses incurred by any Indemnified Party in connection with the defense thereof, except that if Firstar
(WI) fails or elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Firstar (WI) and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Firstar (WI), and Firstar (WI) shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, (B) Firstar (WI) shall be obligated pursuant to this paragraph to pay for only one firm of counsel (in addition to local counsel in each applicable jurisdiction) for all Indemnified Parties, unless an Indemnified Party shall have reasonably concluded, based on the advice of counsel and after consultation with Firstar (WI), that in order to be adequately represented, separate counsel is necessary for such Indemnified Party, in which case, Firstar
(WI) shall be obligated to pay for such separate counsel, (C) Firstar (WI) shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (D) Firstar (WI) shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Firstar
(WI) shall, to the fullest extent permitted by law, advance expenses to such Indemnified Parties prior to final disposition of any claim, suit, proceeding, or investigation upon receipt of an undertaking to repay any such advances of fees and expenses if such person is ultimately found not to be entitled to indemnification therefor. Any Indemnified Party wishing to claim Indemnification under this Section 6.10, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Firstar (WI) thereof, provided that the failure to so notify shall not affect the obligations of Firstar (WI) under this Section 6.10 except to the extent such failure to notify materially prejudices Firstar (WI). Firstar (WI)'s obligations under this Section 6.10 shall continue in full force and effect for a period of six years from the Effective Time (or the period of the applicable statute of limitations, if longer); PROVIDED, HOWEVER, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

          (b) From and after the Effective Time, the parties shall cause Firstar
(WI) to cause the individuals serving as officers and directors of Star and Firstar, their respective Subsidiaries or any entity specified in the Star Disclosure Schedule or the Firstar Disclosure Schedule immediately prior to the Effective Time to be covered for a period for six (6) years from the Effective Time (or the period of the applicable statute of limitations, if longer) by the directors' and officers' liability insurance policies maintained by Star and Firstar, as applicable (PROVIDED that Firstar (WI) may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than either of such policies) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; PROVIDED, HOWEVER, that in no event shall Firstar (WI) be required to expend more than 200% of the current amount expended by Star and Firstar (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto and provided further that if Firstar (WI) is unable to maintain or obtain the insurance called for in this Section 6.10(b), Firstar (WI) shall use its reasonable best efforts to obtain as much comparable insurance as available for the Insurance Amount).

          (c) In the event Firstar (WI) or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Firstar
(WI) assume the obligations set forth in this section.

          (d) The provisions of this Section 6.10 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

          Section 6.11. PRESS RELEASES. Except as may be required by law, Firstar and Star shall consult and agree with each other as to the form, substance and timing of any proposed press release relating to this Agreement or any of the transactions contemplated hereby.

          Section 6.12. POOLING OF INTERESTS. Each of Star, Firstar and Firstar
(WI) undertakes and agrees to use its reasonable best efforts to cause (i) each of the First Step Merger and the Second Step Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code, (ii) the Merger to qualify as a "pooling of interests" for accounting and financial reporting purposes (in the case of both clause (i) and clause (ii), including, if necessary, to take rea-sonable steps to restructure the transactions contemplated by this Agreement to so qualify and, in the case of qualification as a "pooling of interests," including, if necessary, seeking any necessary third party consents) and (iii) the Merger to occur as soon as practicable.

          Section 6.13. INSURANCE. Each of Star and Firstar shall, and each shall cause its respective Subsidiaries to, use its reasonably best efforts to maintain its existing insurance.

          Section 6.14. CONFORMING ENTRIES. (a) From and after the date of this Agreement, Firstar and Star shall consult and cooperate with each other with respect to conforming the loan, accrual and reserve policies of Firstar and the Firstar Subsidiaries and such policies of Star and the Star Subsidiaries to each other.

          (b) In addition, from and after the date of this Agreement to the Effective Time, Firstar and Star shall consult and cooperate with each other with respect to determining appropriate Firstar and Star accruals, reserves and charges to establish and take in respect of excess equipment write-off or write-down of various assets and other appropriate charges and accounting adjustments taking into account the parties' business plans following the Merger, based upon such consultation and as hereinafter provided.

          (c) Firstar and Star shall consult and cooperate with each other with respect to determining, based upon such consultation and as hereinafter provided, the amount and the timing for recognizing for financial accounting purposes each party's expenses of the Merger and the restructuring charges relating to or to be incurred in connection with the Merger.

          (d) To the extent permissible under applicable laws, regulations, and requirements of Regulatory Authorities, and provided further, that neither Firstar nor Star shall be required to take any such action that, in the opinion of its independent auditors, is not consistent with GAAP and regulatory accounting principles if after consultation Firstar and Star agree, Firstar and Star shall (i) establish and take such reserves and accruals at such time as are agreed to conform Firstar's and Star's loan, accrual and reserve policies to the other party's policies, and (ii) establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments, and to recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger.

          Section 6.15. ADDITIONAL ACTIONS. In case at any time after the First Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the First Step Merger or the Second Step Merger, as the case may be, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such action as may be reasonably necessary.

          Section 6.16. DIVIDENDS. (a) After the date of this Agreement, each of Star and Firstar shall coordinate with the other the payment of dividends with respect to the Star Common Stock and the Firstar Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Star Common Stock and Firstar Common Stock shall not receive two dividends, or fail to receive one dividend, in any single calendar quarter with respect to their shares of Star Common Stock and/or Firstar Common Stock or any shares of Firstar (WI) Common Stock that any such holder receives in exchange for such shares of Star Common Stock or Firstar Common Stock in the Merger.

          (b) It is the intention of the parties that the initial post-closing quarterly dividend rate per share of Firstar (WI) Common Stock shall be equal to the quarterly dividend rate per share of Firstar immediately prior to Closing divided by 0.76.

          Section 6.17. ISSUANCE OF SHARES. If and to the extent necessary to reduce the aggregate number of "tainted treasury shares" to a number that is consistent with the accounting of the Merger as a "pooling of interests" under GAAP each of Star and Firstar shall, prior to the First Effective Time, coordinate with the other party with respect to the issuance of, and pursuant thereto shall issue, shares of Star Common Stock or Firstar Common Stock, as may be appropriate, in such manner, and limited to such number, as is necessary.

          Section 6.18. CHANGES IN STRUCTURE. The structure of the Merger shall be changed at the request of either Firstar or Star delivered prior to the First Effective Time (without any further required action by the parties) to provide for a merger of (i) Firstar with and into Firstar (WI) in the First Step Merger and (ii) Star with and into Firstar (WI) in the Second Step Merger, with Firstar
(WI) as the surviving corporation in the Merger, continuing its corporate existence under the name "Firstar Corporation" and continuing to be governed by the laws of the State of Wisconsin (with corresponding changes to the definitions set forth in the first recital to this Agreement), provided that such change in structure does not change the Exchange Ratio, the tax consequences or any of the other substantive terms of the transactions contemplated by this Agreement. In the event that the structure of the Merger is changed pursuant to the provisions of this Section 6.18, Articles I and II as set forth in Exhibit 6.18 hereto shall become Articles I and II of this Agreement, along with such other conforming changes to this Agreement as the parties may agree in good faith are required, including the deletion of all references to Merger Sub. If the structure of the Merger is revised in accordance with this Section 6.18, then the appropriate documents filed in respect of the First Step Merger with the Department of Financial Institutions of the State of Wisconsin and the appropriate documents filed in respect of the Second Step Merger with the Department of Financial Institutions of the State of Wisconsin and the Secretary of State of the State of Ohio pursuant to Sections
1.2 and 2.2, respectively, shall reflect that the structure of the Merger has been revised in accordance with this Section 6.18.

          Section 6.19. AMENDING GOVERNANCE DOCUMENTS. The parties agree that they will take whatever action is necessary to amend the Articles of Incorporation and By-Laws of Firstar (WI) such that at the Effective Time such Articles of Incorporation and Bylaws are substantially identical to the forms attached hereto as Exhibit C and Exhibit D, respectively.

          Section 6.20. BOARD OF DIRECTORS; MANAGEMENT. (a) Prior to the First Effective Time, Firstar shall elect a board of directors of Firstar (WI) to be comprised of 32 persons, 18 of whom shall be named by the Board of Directors of Star and 14 of whom shall be named by the

Board of Directors of Firstar, and such directors shall be allocated among the three classes of directors in a proportionate manner. From and after the First Effective Time, until duly changed pursuant hereto or in accordance with applicable law, the officers of Firstar shall be the officers of Firstar (WI).

          (b) Firstar shall cause all requisite action to be taken so that, at the Effective Time, directors of Firstar (WI) elected pursuant to this Section at the designation of Star and Firstar shall be represented in proportion to the aggregate representation set forth in this Section on all committees of the Board of Directors of Firstar (WI), except that seven designees of Star and five designees of Firstar shall be included on the Executive Committee.

                                   ARTICLE VII

                                   CONDITIONS

          Section 7.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the First Effective Time of the following conditions:

          (a) This Agreement and the transactions contemplated hereby, including the Second Step Merger, and, in the case of the holders of Firstar Common Stock, the First Step Merger, shall have been approved and adopted by the respective requisite affirmative votes of the holders of Star Common Stock and Firstar Common Stock entitled to vote thereon.

          (b) All requisite approvals of this Agreement and the transactions contemplated hereby shall have been received from the Board and any other Regulatory Authority, and all applicable waiting periods shall have expired under applicable law (other than any such approvals or the expiration of any such waiting periods which the failure to obtain or satisfy, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the consummation of the Merger or a Material Adverse Effect on the Surviving Corporation).

          (c) The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

          (d) None of Firstar, Star, Merger Sub nor Firstar (WI) shall be subject to any order, decree injunction, of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger, the First Step Merger, the Second Step Merger or any of the other transactions contemplated by this Agreement. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Regulatory Authority which prohibits, materially restricts or makes illegal consummation of the First Step Merger or the Second Step Merger.

          (e) Star shall have received an opinion of Wachtell, Lipton, Rosen & Katz and Firstar shall have received an opinion of Simpson Thacher & Bartlett, in form and substance reasonably satisfactory to Star and Firstar, respectively, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time:

          (i) Each of the First Step Merger and the Second Step Merger will constitute a reorganization under Section 368(a) of the Code; Firstar, Merger Sub and Firstar (WI) will each be a party to the reorganization in respect of the First Step Merger; and Firstar, Firstar (WI) and Star will each be a party to the reorganization in respect of the Second Step Merger;

          (ii) No gain or loss will be recognized by Firstar, Firstar (WI) or Merger Sub as a result of the First Step Merger or by Firstar, Firstar
          (WI) or Star as a result of the Second Step Merger;

          (iii) No gain or loss will be recognized by stockholders of Firstar who exchange their Firstar Common Stock solely for Firstar (WI) Common Stock pursuant to the First Step Merger (except with respect to cash received in lieu of a fractional share interest in Firstar (WI) Common Stock); and

          (iv) No gain or loss will be recognized by the stockholders of Star who exchange their Star Common Stock solely for Firstar (WI) Common Stock pursuant to the Second Step Merger.

          In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Firstar, Firstar (WI), Star and others.

          (f) The shares of Firstar (WI) Common Stock which shall be issued to the holders of Star Common Stock and Firstar Common Stock (and, where applicable, Firstar (WI) Stock Options) upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

          (g) Star and Firstar shall have received letters, in form and substance reasonably satisfactory to each, from Arthur Andersen LLP and KPMG Peat Marwick LLP, respectively, dated the date of the Proxy Statement and confirmed in writing at the Effective Time, stating that the First Step Merger and Second Step Merger, taken together, will qualify as a "pooling of interests" transaction under Opinion 16 of the Accounting Principles Board, the interpretive releases issued pursuant thereto and the pronouncements of the SEC thereon.

          Section 7.2. CONDITIONS TO OBLIGATIONS OF FIRSTAR TO EFFECT THE MERGER. The obligations of Firstar to effect the Merger shall be subject to the fulfillment or waiver by Firstar at or prior to the First Effective Time of the following additional conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Star set forth in Article IV of this Agreement shall be true and correct, subject to the standard of Section 4.2, as of the date of this Agreement and as of the Closing Date (as though made on and as of the Closing Date except (i) to the extent such representations and warranties are by their express provisions made as of a specified date or period and (ii) for the effect of transactions con templated by this Agreement) and Firstar shall have received a certificate of the chairman or president of Star, on behalf of Star, to that effect.

          (b) PERFORMANCE OF OBLIGATIONS. Star shall have performed, in all material respects, all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Firstar shall have received a certificate of the chairman or president of Star, on behalf of Star, to that effect.

          Section 7.3. CONDITIONS TO OBLIGATIONS OF STAR TO EFFECT THE MERGER. The obligations of Star to effect the Merger shall be subject to the fulfillment or waiver by Star at or prior to the First Effective Time of the following additional conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Firstar set forth in Article IV of this Agreement shall be true and correct, subject to the standard of Section 4.2, as of the date of this Agreement and as of the Closing Date (as though made on and as of the Closing Date except (i) to the extent such representations and warranties are by their express provisions made as of a specific date or period and (ii) for the effect of transactions contemplated by this Agreement) and Star shall have received a certificate of the chairman or president of Firstar, on behalf of Firstar, to that effect.

          (b) PERFORMANCE OF OBLIGATIONS. Firstar shall have performed, in all material respects, all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Star shall have received a certificate of the chairman or president of Firstar, on behalf of Firstar, to that effect.

          (c) CONSUMMATION OF THE FIRST STEP MERGER. The First Effective Time shall have occurred and the First Step Merger shall have been consummated.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

          Section 8.1. TERMINATION. This Agreement may be terminated at any time prior to the First Effective Time, whether before or after any requisite stockholder approval:

          (a) by mutual written consent by the Board of Directors of Star, the Board of Directors of Firstar, the Board of Directors of Merger Sub and the Board of Directors of Firstar (WI);

          (b) by the Board of Directors of Star or the Board of Directors of Firstar at any time after the date that is twelve months after the date of this Agreement if the Merger shall not theretofore have been consummated (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein which has resulted in the delay in performance of this Agreement);

          (c) by the Board of Directors of Star or the Board of Directors of Firstar if (i) the Board has denied approval of the Merger and such denial has become final and nonappealable, (ii) stockholders of Firstar shall not have approved the Merger and the other actions contemplated by this Agreement at the Meeting provided that Firstar has not breached its obligation under Section 6.3 or (iii) stockholders of Star shall not have approved the Merger and the other transactions contemplated by this Agreement at the Meeting provided that Star has not breached its obligation under Section 6.3;

          (d) by the Board of Directors of Star in the event of a breach by Firstar of any representation or warranty (subject to the standard of Section 4.2), or any covenant or other agreement (in any material respect), contained in this Agreement which breach is not cured within 90 days after written notice thereof to Firstar by Star; or

          (e) by the Board of Directors of Firstar in the event of a breach by Star of any representation or warranty (subject to the standard of Section 4.2), or any covenant or other agreement (in any material respect), contained in this Agreement which breach is not cured within 90 days after written notice thereof is given to Star by Firstar.

          Section 8.2. EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to this Article VIII, this Agreement shall forthwith become void and there shall be no liability or obligation of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, on the part of Star, Firstar or their respective Subsidiaries or their respective officers or directors except (i) as set forth in the second sentence of Section 6.1 and in Section 4.3(j), 6.6, 8.2 and 9.3, (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination and (iii) each of the Option Agreements shall be governed by its own terms as to termination.

          Section 8.3. AMENDMENT. This Agreement and the Schedules hereto may be amended by the parties hereto, by action taken by or on behalf of their respective Boards of Directors, at any time before or after approval of this Agreement by the stockholders of Firstar, Star, Merger Sub and Firstar (WI); PROVIDED, HOWEVER, that after any such approval no such amendment which under applicable law requires further stockholder approval may be made without such stockholder approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Star, Firstar, Merger Sub and Firstar
(WI).

          Section 8.4. SEVERABILITY. Any term, provision, covenant or restriction contained in this Agreement held by a court or a Regulatory Authority of competent jurisdiction or the Board to be invalid, void or unenforceable shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

          Section 8.5. WAIVER. Any term, condition or provision of this Agreement may be waived in writing at any time by the party which is, or whose stockholders are, entitled to the benefits thereof.

                                   ARTICLE IX

                               GENERAL PROVISIONS

          Section 9.1. CLOSING. The closing (the "Closing") of the Merger shall take place at 10:00 a.m., local time, on the date that the Effective Time (as defined in Section 2.2) occurs, or at such other time, and at such place, as Star and Firstar shall agree (the "Closing Date").

          Section 9.2. NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. Except as set forth below in this Section 9.2, all representations, warranties and agreements in this Agreement of Star and Firstar or in any instrument delivered by Star or Firstar pursuant to or in connection with this Agreement shall expire at the Effective Time or upon termination of this Agreement in accordance with its terms or, in the case of any other such instrument, in accordance with the terms of such instrument; provided that, in the event of consummation of the Merger, the covenants and agreements contained in or referred to in Sections 6.6 and 6.10 and those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time shall survive the Effective Time.

          Section 9.3. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to be duly received (i) on the date given if delivered personally, (ii) upon confirmation of receipt, if by facsimile transmission, (iii) on the date received if mailed by registered or certified mail (return receipt requested), or (iv) on the business date after being delivered to a reputable overnight delivery service, if by such service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                              (i) if to Star:

                              Star Banc Corporation
                              425 Walnut Street
                              Cincinnati, Ohio 45202
                              ATTN: David Moffett
                              Telecopier: (513) 632-4279

                              Copies to:

                              Craig M. Wasserman
                              Wachtell, Lipton, Rosen & Katz
                              51 West 52nd Street
                              New York, New York 10019
                              Telecopier: (212) 403-2000



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

                              (ii) if to Firstar, Firstar (WI) or Merger Sub:

                              Firstar Corporation
                              Firstar Center
                              777 East Wisconsin Avenue
                              Milwaukee, Wisconsin  53202
                              ATTN:  Howard H. Hopwood, III
                              Telecopier:  (414) 765-6111

                              Copies to:

                              Gary I. Horowitz
                              Simpson Thacher & Bartlett
                              425 Lexington Avenue
                              New York, New York  10017
                              Telecopier:  (212) 465-2502

                              Harry V. Carlson, Jr.
                              Foley & Lardner
                              777 East Wisconsin Avenue
                              Milwaukee, Wisconsin 53202
                              Telecopier: (414) 297-4900

          Section 9.4. INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No provision of this Agreement shall be construed to require Firstar, Star, Merger Sub, Firstar (WI) or any of their respective Subsidiaries or affiliates to take or fail to take any action, including, without limitation, the disclosure or non-disclosure by either party of any information to its stockholders, which would (or its failure to have been taken would) reasonably be expected to violate any applicable law, legal duty, rule or regulation.

          Section 9.5. MISCELLANEOUS. This Agreement (including the Disclosure Schedules and Schedules and other written documents referred to herein or provided hereunder) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, other than any confidentiality agreement between the parties hereto, (ii) except with respect to Section 6.10 is not intended to confer upon any person not a party hereto any rights or remedies hereunder, (iii) shall not be assigned by operation of law or otherwise, (iv) may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parities and delivered to the other parties, it being understood that all parties need not sign the same counterparts, and (v) shall be governed in all respects by the laws of the State of New York, except as otherwise specifically provided herein or required by the OGCL or the WBCL. This Agreement may be delivered by facsimile. Subject to the preceding clause (iii), this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.


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



          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed as of the date first written above.

                               STAR BANC CORPORATION


                               By:/s/ JERRY A. GRUNDHOFER
                                  Name:  Jerry A. Grundhofer
                                  Title: Chairman of the Board, President and
                                         Chief Executive Officer


                               FIRSTAR CORPORATION


                               By:/s/ ROGER L. FITZSIMONDS
                                   Name:  Roger L. Fitzsimonds
                                   Title: Chairman and Chief Executive Officer

                               FIRSTAR (WI) CORPORATION

                               By:/s/ ROGER L. FITZSIMONDS
                                  Name:  Roger L. Fitzsimonds
                                  Title: Chairman and Chief Executive Officer

                               FIRSTAR MERGER CORPORATION

                               By:/s/ ROGER L. FITZSIMONDS

                                  Name:  Roger L. Fitzsimonds
                                  Title: Chairman and Chief Executive Officer

                                                                    EXHIBIT 6.18

                                    ARTICLE I

                              THE FIRST STEP MERGER

          Section 1.1. THE FIRST STEP MERGER. Subject to the terms and conditions of this Agreement, Firstar shall be merged with and into Firstar (WI) in accordance with the Wisconsin Business Corporation Law (the "WBCL") and the separate corporate existence of Firstar shall cease. Firstar (WI) shall be the surviving corporation of the First Step Merger, shall continue its corporate existence under the name "Firstar Corporation" and shall continue to be governed by the laws of the State of Wisconsin.

          Section 1.2. FIRST EFFECTIVE TIME. The First Step Merger shall become effective on the date and at the time (the "First Effective Time") specified in the appropriate documents in respect of the First Step Merger which are filed with the Department of Financial Institutions of the State of Wisconsin in such form as required by, and in accordance with, the relevant provisions of the WBCL. The First Effective Time shall occur on the same date and immediately prior to the Effective Time as specified in Section 2.2.

          Section 1.3. EFFECTS OF THE FIRST STEP MERGER. At and after the First Effective Time, the First Step Merger shall have the effects set forth in
Section 180.1107 of the WBCL.

          Section 1.4. CONVERSION OF SECURITIES. (a) At the First Effective Time, by virtue of the First Step Merger and without any action on the part of Star, Firstar, Firstar (WI) or the holders of any capital stock of Firstar, Star or Firstar (WI), each share of the common stock, par value $1.25, of Firstar ("Firstar Common Stock") issued and outstanding immediately prior to the First Effective Time shall cease to be outstanding and (other than any shares of Firstar Common Stock held by Firstar or any of its wholly owned Subsidiaries (as defined herein), except for Trust Account Shares (as defined herein) and DPC Shares (as defined herein)), shall be converted into the right to receive 0.76 (the "Exchange Ratio") shares of Firstar (WI) Common Stock (as defined herein).

         (b) All of the shares of Firstar Common Stock converted into the right to receive Firstar (WI) Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the First Effective Time, and each certificate (each a "Firstar Common Certificate") previously representing any such shares of Firstar Common Stock shall thereafter represent only the right to receive (i) a certificate representing the number of whole shares of Firstar (WI) Common Stock and (ii) cash in lieu of any fractional shares otherwise issuable pursuant to Section 1.4(a), in accordance with Section 3.2. Firstar Common Certificates previously representing shares of Firstar Common Stock shall be exchanged for certificates representing whole shares of Firstar (WI) Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Firstar Common Certificates in accordance with Section 3.1 without any interest thereon.

          (c) At the First Effective Time, all shares of Firstar Common Stock that are owned by Firstar as treasury stock and all shares of Firstar Common Stock that are owned, directly or indirectly, by Firstar or any of its wholly owned Subsidiaries (other than Trust Account Shares and DPC Shares) shall be cancelled and shall cease to exist and no stock of Firstar (WI) or other consideration shall be delivered in exchange therefor.

          Section 1.5. FIRSTAR (WI) COMMON STOCK. At and after the First Effective Time, each share of Firstar (WI) Common Stock issued and outstanding immediately prior to the First Effective Time shall be cancelled and retired and shall resume the status of authorized and unissued shares of Firstar (WI) Common Stock, and no shares of Firstar (WI) Common Stock or other securities of Firstar
(WI) shall be issued in respect thereof.

          Section 1.6. OPTIONS. Firstar shall take action to amend the Firstar Stock Plans (as defined herein) so that, at the Effective Time, each option granted by Firstar to purchase shares of Firstar Common Stock which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Firstar Common Stock and shall be converted automatically into an option to purchase shares of Firstar (WI) Common Stock in an amount and at an exercise price determined as follows (and otherwise subject to the terms of the appropriate Firstar Benefit Plan (as defined herein) pursuant to which such options have been granted (such plans collectively the "Firstar Stock Plans") and the agreements evidencing grants thereunder): (i) the number of shares of Firstar (WI) Common Stock to be subject to the new option shall be equal to the product of the number of shares of Firstar Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of Firstar (WI) Common Stock resulting from such multiplication shall be rounded down to the nearest whole share and (ii) the exercise price per share of Firstar (WI) Common Stock under the new option shall be equal to the exercise price per share of Firstar Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded down to the nearest whole cent. The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to Firstar shall be deemed to be references to Firstar (WI).

          Section 1.7. ARTICLES OF INCORPORATION. At the First Effective Time, the Articles of Incorporation of Firstar (WI) as in effect immediately prior to the First Effective Time shall continue to be the Articles of Incorporation of Firstar (WI) except that the name of the corporation shall be changed to "Firstar Corporation," until thereafter amended in accordance with applicable law.

          Section 1.8. BY-LAWS. At the First Effective Time, the By-Laws of Firstar (WI) as in effect immediately prior to the First Effective Time shall continue to be the By-Laws of the Surviving Corporation, until thereafter amended in accordance with applicable law.

                                   ARTICLE II

                             THE SECOND STEP MERGER

          Section 2.1. THE SECOND STEP MERGER. Subject to the terms and conditions of this Agreement, in accordance with the Ohio General Corporation Law (the "OGCL") and the WBCL, at the Effective Time Star shall merge with and into Firstar (WI). Firstar (WI) shall be the surviving corporation in the Second Step Merger and shall continue to be governed by the laws of the State of Wisconsin. Upon consummation of the Second Step Merger, the separate corporate existence of Star shall terminate. The parties shall take all necessary action such that, upon consummation of the Second Step Merger, Firstar (WI) shall continue its corporate existence under the name "Firstar Corporation."

          Section 2.2. EFFECTIVE TIME. The Second Step Merger shall become effective as set forth in the appropriate documents (the "Certificate of Merger") in respect of the Second Step Merger which shall be filed with the Department of Financial Institutions of the State of Wisconsin and the Secretary of State of the State of Ohio on the Closing Date (as defined herein). The term "Effective Time" shall be the date and time when the Second Step Merger becomes effective, as set forth in the Certificate of Merger. Subject to the terms and conditions of this Agreement, the Effective Time shall occur on a date to be specified by the parties, which shall be the first day which is (i) the last business day of a month and (ii) at least two business days after satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in
Article VII, unless another time or date is agreed to in writing by the parties hereto.

          Section 2.3. EFFECTS OF THE SECOND STEP MERGER. At and after the Effective Time, the Second Step Merger shall have the effects set forth in Sections 180.1106 and 180.1107 of the WBCL and Section 1701.82 of the OGCL.

          Section 2.4. CONVERSION OF STAR COMMON STOCK. (a) At the Effective Time, by virtue of the Second Step Merger and without any action on the part of Star, Firstar (WI) or the holders of capital stock of Star or Firstar (WI), each share of the common stock, par value $5.00 per share, of Star (the "Star Common Stock") issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined herein) and shares of Star Common Stock held in Star's treasury or directly or indirectly by Star or any of its wholly owned Subsidiaries or Firstar (WI) (except for Trust Account Shares and DPC Shares)) shall be converted into the right to receive one share (the "Second Merger Exchange Ratio") of the common stock, par value $0.01, of Firstar (WI) (the "Firstar (WI) Common Stock").

          (b) All of the shares of Star Common Stock converted into the right to receive Firstar (WI) Common Stock pursuant to this Article II shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each a "Star Common Certificate") previously representing any such shares of Star Common Stock shall thereafter represent only the right to receive (i) a certificate representing the number of whole shares of Firstar (WI) Common Stock and (ii) cash in lieu of any fractional shares otherwise issuable pursuant to Section 2.4(a), in accordance with Section 3.2. Star Common Cer-tificates previously representing shares of Star Common Stock shall be exchanged for certificates representing whole shares of Firstar (WI) Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Star Common Certificates in accordance with Section 3.1 without any interest thereon.

          (c) At the Effective Time, all shares of Star Common Stock that are owned by Star as treasury stock and all shares of Star Common Stock that are owned, directly or indirectly, by Star or any of its wholly owned Subsidiaries or Firstar (WI)(other than shares of Star Common Stock held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of Firstar Common Stock which are similarly held, whether held directly or indirectly by Star, Firstar (WI) or Firstar, as the case may be, or any of their respective Subsidiaries being referred to herein as "Trust Account Shares") and other than any shares of Star Common Stock held by Star or Firstar or any of their respective Subsidiaries or Firstar (WI) in respect of a debt previously contracted (any such shares of Star Common Stock and shares of Firstar Common Stock which are similarly held, whether held directly or indirectly by Star, Firstar (WI) or Firstar, as the case may be, or any of their respective Subsidiaries, being referred to herein as "DPC Shares")) shall be cancelled and shall cease to exist and no stock of Firstar (WI) or other consideration shall be delivered in exchange therefor.

          Section 2.5. DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of Star Common Stock which are outstanding immediately prior to the Effective Time and with respect to which dissenters' rights shall have been properly demanded in accordance with Section 1701.85 of the OGCL ("Dissenting Shares") shall not be converted into the right to receive Firstar (WI) Common Stock; instead, the holders thereof shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 1701.85 of the OGCL; provided, however, that (i) if any holder of Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such shares, or (ii) if any holder fails to establish his entitlement to dissenters' rights as provided in Section 1701.85 of the OGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of Star Common Stock and each of such shares shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, Firstar (WI) Common Stock, as provided in Section 2.4(a) hereof.

          Section 2.6. OPTIONS. Star shall take action to amend the Star Stock Plans (as defined herein) so that, at the First Effective Time, each option granted by Star to purchase shares of Star Common Stock which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Star Common Stock and shall be converted automatically into an option to purchase a number of shares of Firstar (WI) Common Stock equal to the number of shares of Star Common Stock subject to such option immediately prior to the First Effective Time at an exercise price per share of Firstar (WI) Common Stock equal to the exercise price per share of Star Common Stock in effect immediately prior to the Effective Time and otherwise subject to the terms of the appropriate Star Benefit Plans pursuant to which such options have been granted (such plans collectively the "Star Stock Plans") and the agreements evidencing grants thereunder. The adjustment provided herein with respect to any options which are

"incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to Star shall be deemed to be references to Firstar (WI).

          Section 2.7. FIRSTAR (WI) COMMON STOCK. At and after the Effective Time, each share of Firstar (WI) Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Second Step Merger.

          Section 2.8. ARTICLES OF INCORPORATION. At the Effective Time, the Articles of Incorporation of Firstar (WI) as in effect immediately prior to the Effective Time shall continue to be the Articles of Incorporation of the Surviving Corporation, until thereafter amended in accordance with applicable law.

          Section 2.9. BY-LAWS. At the Effective Time, the By-Laws of Firstar
(WI) as in effect immediately prior to the Effective Time shall continue to be the By-Laws of the Surviving Corporation, until thereafter amended in accordance with applicable law.

          Section 2.10. MANAGEMENT. (a) From and after the Effective Time, Roger
L. Fitzsimonds shall be Chairman of the Board of the Surviving Corporation (and shall continue in such position until he becomes 62 years old) and Jerry A. Grundhofer shall be the President and Chief Executive Officer of the Surviving Corporation, and Mr. Grundhofer shall be designated to succeed Mr. Fitzsimonds as Chairman.

          Section 2.11. BOARD OF DIRECTORS. (a) From and after the Effective Time, until duly changed in compliance with applicable law and the Articles of Incorporation and By-Laws of the Surviving Corporation, the Board of Directors of the Surviving Corporation shall be the Board of Directors of Firstar (WI) as specified in Section 6.20(a). The majority of the meetings of the Board of Directors of the Surviving Corporation in any calendar year shall be held in Milwaukee, Wisconsin.

          (b) Firstar shall cause all requisite action to be taken so that, at the Effective Time, directors of the Surviving Corporation elected pursuant to
Section 6.20(a) at the designation of Star and Firstar shall be represented in proportion to the aggregate representation set forth in Section 6.20(a) on all committees of the Board of Directors of the Surviving Corporation, except that seven designees of Star and five designees of Firstar shall be included on the Executive Committee.

          Section 2.12. HEADQUARTERS OF SURVIVING CORPORATION. After the Effective Time, the location of the headquarters and principal executive offices of the Surviving Corporation shall be that of the headquarters and principal executive offices of Firstar as of the date of this Agreement located in Milwaukee, Wisconsin. After the Effective Time, the banking Subsidiaries of the Surviving Corporation shall be merged into a single bank, the name of which shall be Firstar and the headquarters of which shall be in Milwaukee, Wisconsin.

          Section 2.13. TAX AND ACCOUNTING CONSEQUENCES. It is intended that the First Step Merger and the Second Step Merger shall each constitute a reorganization within the meaning of Section 368(a) of the Code, that this Agreement shall constitute a "plan of reorganization" for the purposes of Sections 354 and 361 of the Code and that the Merger be accounted for as a "pooling of interests" under generally accepted accounting principles ("GAAP").